As Filed with the Securities and Exchange Commission on May 5, 2026

Registration Statement No. 333-234536

Registration Statement No. 333-261074

Registration Statement No. 333-270089

Registration Statement No. 333-277416

Registration Statement No. 333-287050

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-234536

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-261074

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-270089

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-277416

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-287050

UNDER

THE SECURITIES ACT OF 1933

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

The Sharp Building, Hogan Place

Dublin 2, Ireland

Telephone: +353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

PERRIGO COMPANY PLC 2019 LONG-TERM INCENTIVE PLAN

PERRIGO COMPANY PLC 2026 LONG-TERM INCENTIVE PLAN

(Full Title of the Plans)

Charles M. Atkinson

Executive Vice President, General Counsel and Company Secretary

Perrigo Company plc

515 Eastern Avenue

Allegan, Michigan 49010

Telephone: (269) 686-1941

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Alan J. Fishman

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filler	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 30, 2026, the shareholders of Perrigo Company plc (the “Company” or the “Registrant”) approved the Perrigo Company plc 2026 Long-Term Incentive Plan (the “2026 Plan”). The total number of ordinary shares, nominal value €0.001 per share (“Ordinary Shares”), authorized for issuance under the 2026 Plan, subject to adjustment as provided in the 2026 Plan, is (i) 7,265,000 new Ordinary Shares, plus (ii) the number of Ordinary Shares underlying outstanding awards under the Perrigo Company plc 2019 Long-Term Incentive Plan (the “2019 Plan”) that are forfeited, terminated, expire unexercised or are otherwise settled without delivery of Ordinary Shares (1,004,649 of which, together with the Ordinary Shares under clause (i), are registered concurrently on a new registration statement on Form S-8), plus (iii) the number of Ordinary Shares that remain available for issuance under the 2019 Plan as of the effective date of the 2026 Plan, which is 1,463,572 Ordinary Shares (the Ordinary Shares under clause (iii), the “Prior Plan Shares”).

In accordance with Item 512(a)(1)(iii) of Regulation S-K, this Post-Effective Amendment No. 1 to Registration Statement No. 333-234536, Post-Effective Amendment No. 1 to Registration Statement No. 333-261074, Post-Effective Amendment No. 1 to Registration Statement No. 333-270089, Post-Effective Amendment No. 1 to Registration Statement No. 333-277416 and Post-Effective Amendment No. 1 to Registration Statement No. 333-287050 (together, the “Post-Effective Amendments”) are hereby filed to register the issuance of the Prior Plan Shares pursuant to the 2026 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the respective participants in the plans covered by these Post-Effective Amendments and as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”);

(2)	The Company’s Current Reports on Form 8-K filed on March 23, 2026, April 30, 2026, and May 5, 2026;

(3)	The description of the Company’s Ordinary Shares, contained in Exhibit 4.17 to the Annual Report.

All documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of these Post-Effective Amendments (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to these Post-Effective Amendments indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in these Post-Effective Amendments and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of these Post-Effective Amendments to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of these Post-Effective Amendments.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s articles of association confer an indemnity on its directors and secretary subject to the limitations prescribed by the Irish Companies Act 2014 (as amended) (the “Irish Companies Act”). Broadly, the relevant provisions in the Company’s articles of association provide for an indemnity for certain persons, including directors, the secretary, committee members, persons holding executive or official positions with the Company and employees, agents and persons acting in certain other capacities at the request of the Company (“Indemnified Persons”) who are a party to actions, suits or proceedings against expenses and costs in connection with such actions, suits or proceedings if such Indemnified Person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. Indemnification is also excluded in circumstances where an Indemnified Person is adjudged liable for willful neglect or default in performance of his duties unless a relevant court determines otherwise. Such indemnification may include expense advancement in certain circumstances.

The Irish Companies Act prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or secretary where judgment is given in favor of the director or secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or secretary. This restriction does not apply to executives who are not directors or the secretary, or other persons who would not be considered “officers” within the meaning of that term under the Irish Companies Act, of the Company.

Each of the Company’s current directors, officers and the secretary are party to individual indemnification agreements that provide for the indemnification of any claims relating to their services to the Company or any of its subsidiaries to the fullest extent permitted by applicable law.

The Company also maintains directors’ and officers’ liability insurance and fiduciary liability insurance covering certain liabilities that may be incurred by its directors and officers in the performance of their duties.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

For the list of exhibits, see the Exhibit Index to these Post-Effective Amendments, which is incorporated in this item by reference.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Certificate of Incorporation of Perrigo Company plc (formerly known as Perrigo Company Limited) (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed December 19, 2013) (File No. 333-192946)

4.2	Memorandum and Articles of Association of Perrigo Company plc, as amended and restated (incorporated by reference from Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on May 7, 2025) (File No. 001-36353)

4.3	Perrigo Company plc 2026 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 5, 2026) (File No. 001-36353)

4.4	Perrigo Company plc 2019 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 30, 2019) (File No. 001-36353).

4.5	Amendment No. 1 to Perrigo Company plc 2019 Long Term Incentive Plan (incorporated by reference from Exhibit A to the Company’s Definitive Proxy Statement filed on March 24, 2022) (File No. 001-36353).

4.6	Amendment No. 2 to the Perrigo Company plc 2019 Long-Term Incentive Plan, dated August 2, 2023 (incorporated by Reference from Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on November 7, 2023) (File No. 001-36353).

4.7	Amendment No. 3 to the Perrigo Company plc 2019 Long-Term Incentive Plan, dated November 1, 2023 (incorporated by Reference from Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 7, 2023) (File No. 001-36353).

5.1*	Opinion of A&L Goodbody

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for Perrigo Company plc

23.2*	Consent of A&L Goodbody (included in Exhibit 5.1)

24.1*	Powers of Attorney (included as part of the signature page hereto)

*	Filed herewith

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on May 5, 2026.

PERRIGO COMPANY PLC

By	/s/ Charles M. Atkinson
	Name:	Charles M. Atkinson
	Title:	Executive Vice President, General Counsel and Company Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Charles Atkinson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to these Post-Effective Amendments, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the date indicated on May 5, 2026.

Signature	Title

/s/ Patrick Lockwood-Taylor	Chief Executive Officer and President (Principal Executive Officer) and Director
Patrick Lockwood-Taylor

/s/ Eduardo Bezerra	Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)
Eduardo Bezerra

/s/ Bradley A. Alford	Director
Bradley A. Alford

/s/ Orlando D. Ashford	Director
Orlando D. Ashford

/s/ Julia M. Brown	Director
Julia M. Brown

/s/ Kevin Egan	Director
Kevin Egan

/s/ Albert A. Manzone	Director
Albert A. Manzone

/s/ Donal O’Connor	Director
Donal O’Connor

/s/ Geoffrey M. Parker	Director
Geoffrey M. Parker

/s/ Jonas Samuelson	Director
Jonas Samuelson